CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors and Reports to Shareholders" and to the use of our report dated January 19, 1999 in the Registration Statement (Form N-1A) of Kemper Quantitative Equity Fund and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Equity Funds/Growth Style, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (File No. 33-63645) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7373).

                                                  ERNST & YOUNG LLP

Chicago, Illinois
January 29, 1999